UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2008

Ciprico Inc.

(Exact name of Registrant as Specified in its Charter)

0-11336	Delaware	41-1749708
(Commission File No.)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

7003 W Lake Street, Suite 400, St. Louis Park, MN 55426

(Address of Principal Executive Offices)(Zip Code)

(952) 540-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 17, 2008 Ciprico Inc. (the “Company” or “Ciprico”) entered into an Amended and Restated Asset Purchase and Technology License Agreement with Dot Hill Systems Corp. (NASDAQ: HILL) whereby Dot Hill Systems agreed to purchase certain of Ciprico’s intellectual property assets.  Pursuant to bankruptcy proceedings Dot Hill Systems was the winning bidder to acquire all of Ciprico’s rights to its RAIDCore™ technology and a joint ownership interest with Ciprico in its NAS intellectual property.  Payment terms include a cash payment of $2.25 million at closing, a promissory note for $1.0 million and an earnout of as much as $2 million over 42 months.  At closing the Company will repay a debtor-in-possession loan from Dot Hill Systems of $225,000.

Ciprico filed for Chapter 11 bankruptcy protection on July 28, 2008. The U.S. Bankruptcy Court for the District of Minnesota in Minneapolis approved the Agreement on September 18, 2008 and the expected closing date is September 24, 2008.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements: None.

(b)  Pro Forma Financial Information: None.

(c)  Shell Company Transactions:  None.

(d)  Exhibits:

99.1         Press Release dated September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date: September 23, 2008		Monte S. Johnson, Chief Financial Officer (Principal Financial and Accounting Officer)

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

Form 8-K Current Report

CIPRICO INC.

Exhibit Number	Description
99.1	Press release dated September 23, 2008